EXHIBIT B

                             FORM OF PROMISSORY NOTE


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THIS NOTE AND THE SECURITIES  ISSUABLE  HEREUNDER HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE AND/OR SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF LEGAL COUNSEL IS DELIVERED TO PAYEE STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG PAYEE AND CERTAIN STOCKHOLDERS OF PAYEE, AND TO CERTAIN OTHER LIMITATIONS ON TRANSFER SET FORTH THEREIN AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF OR ENCUMBERED, EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. A TRANSFEREE OF THIS NOTE OR THE SECURITIES ISSUABLE HEREUNDER SHALL BE BOUND BY SUCH AGREEMENT. UPON WRITTEN REQUEST TO PAYEE AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE, PAYEE WILL PROVIDE THE RECORD HOLDER OF THIS NOTE OR THE SECURITIES ISSUABLE HEREUNDER WITH A COPY OF SUCH AGREEMENT.


                                 PROMISSORY NOTE

$2,600,000.00                                                      April 9, 2001

         FOR VALUE RECEIVED, the undersigned, FONIX CORPORATION, a Delaware corporation ("Maker"), promises to pay to the order of Audium Corporation, a Delaware corporation ("Payee"), at 150 Lafayette Street, 9th Floor, New York, New York 10013 (or such other place as Payee may from time to time designate), the sum of Two Million Six Hundred Thousand and No/100 Dollars ($2,600,000.00), without interest, except as provided under Section 1(b) below. The principal amount of this Promissory Note evidences the obligation of Maker pursuant to
Section 1.1 under the Stock Purchase Agreement among Maker and Payee dated on or about the date hereof (the "Stock Purchase Agreement").

         1. Payment, Maturity Date. (a) The outstanding principal amount of this Note shall be due and payable in immediately available funds in thirteen (13) consecutive monthly installments of $200,000 on the first day of each month beginning on June 1, 2001 and ending on July 1, 2002 (each, an "Installment Payment"). If an Event of Default exists, this Note shall immediately thereafter commence accruing interest at the lesser of 12% per annum or the highest rate permitted by law until all past due principal of and accrued interest on this
Note is indefeasibly paid in full or such Event of Default is cured or waived.

                  (b) In the event of the occurrence of Payee's bankruptcy, assignment for the benefit of creditors, seizure of part of the Payee's assets by a governmental entity or any third party acting pursuant to any court of competent jurisdiction in conjunction with such a


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         proceeding  or  assignment,   or  the  cessation  of  Payee's  business
         resulting from such bankruptcy or assignment, Maker's obligation to make Installment Payments after the date of such occurrence shall cease and this Note shall be null and void.

         2.       Delivery of Shares of Preferred Stock.

                  (a) Delivery of Shares. Within three business days of indefeasible payment by Maker to Payee of an Installment Payment, Payee shall deliver to Maker a certificate for 136,986 shares of Preferred Stock (as may be adjusted to give effect to any stock dividends, stock splits or similar recapitalizations). Upon such issuance, the outstanding principal amount and accrued but unpaid interest, if any, due under this Note shall be reduced by the amount of the Installment Payment.

                  (b) Cancellation. Upon payment to Payee of the entire principal amount and accrued but unpaid interest, if any, due under this Note, Payee shall surrender this Note to Maker at its principal executive offices for cancellation.

                  (c) No Fractional Shares. No fractional shares or scrip representing fractional shares of Preferred Stock shall be issued pursuant to this Note. All calculations of the number of shares of Preferred Stock to be issued pursuant to this Note shall be rounded to the nearest whole share.

                  (d) Transfer Taxes. Payee shall pay any and all documentary, stamp or similar issue or other taxes that may be payable in respect of any issue or delivery of shares of Preferred Stock or other securities upon issuance to Maker. Payee shall not however be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of certificates representing Preferred Stock in a name other than that of Maker at the time of issuance, and until the payment of such tax, shall not be required to issue such certificates representing Preferred Stock.

                  (e) Limitation on Issuance. Maker shall be entitled to have no more than $2,600,000 of principal and interest, if any, under this Note applied towards the issuance to Maker of shares of Preferred Stock. Any amounts in excess of $2,600,000 payable under this Note shall be due in cash and payable to Payee at the place set forth on the first page of this Note.

         3. Events of Default and Remedies. Without notice or demand (which are hereby waived), the entire unpaid principal balance of and all accrued interest on this Note, if any, shall immediately become due and payable upon the occurrence of any one or more of the following events of default (each an "Event of Default"):

                  (a) the failure or refusal of Maker to timely make an Installment Payment on this Note as and when the same becomes due and payable in accordance with the terms hereof and such failure continues for 10 business days after written notice by Payee to Maker of such default;



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                  (b) the occurrence of a material  breach or "Event of Default"
         by Maker under that certain Security Agreement (herein so called) dated the date hereof by and among Payee and Maker and such breach or event of default continues for a period of 30 days after written notice thereof is delivered by Payee to Maker;

                  (c) the occurrence of a material breach or event of default by Maker under any other Transaction Document (as defined in the Stock Purchase Agreement) and such breach or event of default continues for a period of 30 days after written notice thereof is delivered by Payee to Maker; or

                  (d) Maker shall (i) become insolvent within the meaning of the Bankruptcy Code of the United States, as amended, (ii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law (meaning the Bankruptcy Code of the United States, as amended, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally) or (iii) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the holder hereof.

         Upon the occurrence of an Event of Default,

                  (a) (i) Maker's rights under that certain Voting Agreement by and among Maker, Payee and certain stockholders of Payee dated on or about the date hereof shall immediately and automatically terminate;

                           (ii) Maker's right to Preferred Stock class votes under Section 4(b)(iv) to 4(b)(viii) of the Certificate of Designation (the "Certificate") with respect to Preferred Stock shall terminate and be of no further force and effect under the circumstances and in the manner set forth in Section 4(b) of the Certificate;

                  (b) the holder of this Note may (i) offset against this Note any sum or sums owed by the holder hereof to Maker, and (ii) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or any document or instrument executed and delivered by Maker in connection with this Note or in aid of the exercise of any power or right granted by this Note or any document or instrument executed and delivered by Maker in connection with this Note or to enforce any other legal or equitable right of the holder of this Note.

         4. Security Agreement. This Note is secured by the Collateral (as defined in the Security Agreement), and reference is hereby made to the Security Agreement.

         5. Preferred Stock. As used in this Note, "Preferred Stock" shall mean Payee's Series A Convertible Preferred Stock, par value $.01 per share.

         6.       Miscellaneous.



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                  (a) Cumulative  Rights.  No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

                  (b)  Waiver.  Maker and any other  party  ever  liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur; agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all renewals, extensions, indulgences, releases or changes hereof or hereto, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

                  (c) Attorneys' Fees and Costs. In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of attorneys for collection, or in the event this
         Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, incurred by the holder hereof on account of such collection.

                  (d) No Oral Agreements. This Note (along with the other documents and instruments executed and delivered pursuant thereto) represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
         There are no unwritten oral agreements between the parties.

                  (e) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (f) Severability. If any provision of this Note shall be held to be unenforceable by a court of competent jurisdiction, such provisions shall be severed from this Note and the remainder of this Note shall continue in full force and effect.

                  (g) Assignment. Maker's obligations under this Note are not assignable or transferable. Prior to an Event of Default, this Note may not be sold, assigned, conveyed, hypothecated, pledged or otherwise transferred by Payee without the consent of Maker. Any assignments or otherwise shall be in compliance with the Securities Act and applicable state securities laws.

                  (h) Limitation on Interest. It is the intent of Payee and Maker in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note,


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         or in any other instrument executed in connection herewith,  shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither Maker nor any other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. The holder of this Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this
         Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. The term "applicable law" as used in this Note shall mean the laws of the State of Delaware or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.



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         IN WITNESS  WHEREOF,  the  undersigned has executed this Note as of the day and year first above written.
                                        FONIX CORPORATION


                                        By:
                                        Name:
                                        Title:

                                        Address:    1225 Eagle Gate Tower
                                                    60 East South Temple Street
                                                    Salt Lake City, Utah 84111

                                                    Telephone:  801-328-8700
                                                    Facsimile:   801-328-8778



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